                                                                    Exhibit 23.b

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated July 31, 2003, accompanying the financial statements of HydroFlo, Inc. included in the Company's Form 10-KSB filed on
September 19, 2003. We consent to the incorporation by reference of these aforementioned reports in this Form S-8 Registration Statement filed on or about
September 25, 2003.

/s/ Grant Thornton LLP

Raleigh, North Carolina
September 25, 2003